EXHIBIT 10.27

CONVERTIBLE PROMISSORY NOTE

$25,000.00	April 29, 2016

In connection with the appointment of Mr. Timothy Honeycutt ("Lender") to the board of directors of Artec Global Media, Inc. ("Borrower") and as chairman of the Compensation Committee of the board of directors of Borrower, Borrower does pursuant to this Convertible Promissory Note (this "Note") promise to pay to Lender, in lawful money of the United States of America, the principal sum of Twenty Five Thousand and 00/100 U.S. Dollars ($25,000.00) (the "Principal"), with simple interest on the unpaid balance of the Principal outstanding from time to time at a rate equal to twelve percent (12.0%) per annum, which interest will accrue from the date hereof until the date on which the Principal is paid or deemed paid in full. Interest accruing under this Note shall be computed on the basis of a three hundred sixty five (365) day year for the actual number of days elapsed. This Note is not secured by any collateral.

1. On April 29, 2019 (the "Maturity Date"), Borrower shall pay Lender the then remaining unpaid balance, if any, of the Principal together with the then accrued and unpaid interest, if any, provided for hereunder.

2. At any time while this Note is outstanding, Lender may, upon ten (10) business days prior written notice to Borrower, convert the then remaining unpaid balance, if any, of the Principal and the then accrued and unpaid interest, if any (the aggregate of those amounts, the "Conversion Amount") into shares of common stock of the Company ("Common Stock") at a conversion price (the "Conversion Price") which reflects a 40.0% discount to the market price per share of the Common Stock as of the close of trading on the conversion date, which will be the tenth (10th) business day after Borrower receives Lender's written conversion notice. Notwithstanding anything to the contrary, to the extent that the Conversion Amount is converted into Common Stock, that amount will be deemed for all purposes as fully paid and Borrower will no longer have any obligation with respect thereto or on account thereof.

3. If Borrower at any time while this Note is outstanding (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on outstanding shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines (e.g., by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, then the Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock (excluding any treasury shares) outstanding immediately before such event, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment pursuant to this provision shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

4. Notwithstanding anything to the contrary, Borrower shall not effect any conversion of this Note, and Lender shall not have the right to convert this Note, to the extent that after giving effect to the conversion, Lender would beneficially own shares of Common Stock in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note.

5. All amounts due under this Note that are not converted into Common Stock shall be paid in accordance with the provision hereof by check, money order or certified bank check payable to Lender and shall be delivered to Lender personally or by mail addressed to Lender at 609 Route 109, Suite 2D, W. Babylon, New York 11704 or such other address as Lender may designate in writing to Borrower.

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6. Notwithstanding anything to the contrary, Borrower may prepay this Note at any time, in whole or in part, without any prepayment premium or penalty or any other additional charge to Borrower.

7. Lender may not assign or transfer this Note without the prior written consent of Borrower. Any assignment or transfer in violation of this provision is void.

8. This Note may not be modified except by a written agreement executed by both Lender and Borrower that expressly provides for such modification.

9. All notices and other communications given under this Note shall be in writing and shall be deemed given (a) when delivered personally to the recipient, (b) one (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (c) four (4) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as follows: (A) if to Borrower, to Artec Global Media, Inc., Attn: Caleb Wickman, 249 South Highway 101 #324, Solana Beach, California 92075, or (B) if to Lender, to Timothy Honeycutt, 609 Route 109, Suite 2D, W. Babylon, New York 11704, or, in each case, to such other address as the party may specify by notice delivered as set forth herein.

10. This Note, and the rights and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to any conflict or choice of law provision or rule.

11. Borrower and LeNDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING FROM, BASED ON OR RELATED TO THIS NOTE.

12. Any and all prior agreements, if any, related to the subject matter of this Note to the extent inconsistent with the provisions of this Note shall be construed in accordance with the provisions of this Note.

13. This Note may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement. In the event that any signature to this Note is delivered by facsimile or by e-mail delivery of a ".pdf" format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing the same with the same force and effect as if such facsimile or ".pdf" format signature page was an original thereof.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this Note has been duly executed by Borrower on the date first above written.

BORROWER: ARTEC GLOBAL MEDIA, INC.

	By:	/s/ Caleb W. Wickman
Caleb W. Wickman
President

Acknowledged and Agreed:

LENDER:

Timothy Honeycutt

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